Exhibit 10.11
CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

SECURITY AGREEMENT (MMDA INVESTMENT OPTION)

SECURITY AGREEMENT dated as of September 27, 2011(this “Agreement”), among SUNPOWER CORPORATION, a Delaware corporation (“Grantor”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), and DEUTSCHE BANK AG NEW YORK BRANCH (“DBAGNY”, and together with DBTCA, the “Secured Parties”, and in its capacity as depositary bank with respect to the Account referred to below (the “Depositary Bank”)).

SECTION 1.      DEFINED TERMS
1.1   Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Continuing Agreement for Standby Letters of Credit and Demand Guarantees of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Continuing Agreement”) among Grantor, the Secured Parties and any other parties thereto from time to time.  The following terms shall have the following meanings when used herein:

“Account Agreements”: any and all agreements between the Depositary Bank and Grantor relating to the Account (as defined in Section 3).

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“New York UCC”:  the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC.

SECTION 2.     GRANT OF SECURITY INTEREST

As security for the full payment of all Obligations, Grantor hereby grants to the Secured Parties a continuing and perfected security interest in all of Grantor’s right, title and interest in, to and under the following property, in each case whether now owned or hereafter acquired and whether now existing or hereafter arising and regardless of where located (collectively, the “Collateral”):  (a) the Account;  (b) all funds, checks, and other assets deposited or held in or credited to the Account; (c) all interest and other property received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any of the foregoing; (d) all certificates and instruments evidencing any of the foregoing; and (e) all Proceeds of any of the foregoing.

SECTION 3.     ACCOUNT

3.1   Grantor has established with the Depositary Bank a non-personal Money Market Deposit Account entitled “Trade F/B/O SunPower Corporation”, Account Number: *** (including any and all subaccounts thereof, segregated accounts thereunder and successor, replacement or substitute accounts therefor maintained by the Depositary Bank for Grantor and including any redesignation thereof, the “Account”), which shall be a blocked account of Grantor under the sole control of the Secured Parties, as to which Grantor shall have no right to draw checks or give other instructions or orders except as expressly permitted by this Agreement. Each of the Secured Parties, the Depositary Bank and Grantor hereby agree that (a) the Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the New York UCC and (b) for purposes of Part 3 of Article 9 of the New York UCC, the State of New York shall be deemed to be the Depositary Bank’s jurisdiction within the meaning of Section 9-304(b)(1) of the New York UCC.  Interest and any other amounts earned on or received in respect of any assets held in or credited to the Account shall be periodically added to the principal amount of the Account, as applicable, and shall be held, credited, disbursed and applied in accordance with the provisions of this Agreement.

***  CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 4.     ACCOUNT AGREEMENTS

On or prior to the date hereof, Grantor shall have executed the Depositary Bank’s “Transaction Banking Services Agreement” (or another agreement satisfactory to the Depositary Bank relating to the terms and conditions applicable to the Account).  By executing this Agreement, Grantor hereby agrees to the terms and conditions of the Depositary Bank’s Money Market Deposit Account Agreement set forth in Annex A attached hereto.  The terms and conditions of this Agreement shall govern and prevail in the event of any conflict with the terms and conditions set forth in such Annex A.

SECTION 5.     REPRESENTATIONS AND WARRANTIES

Grantor hereby represents and warrants to the Secured Parties and the Depositary Bank that (a) Grantor has all requisite power and authority, and has taken all necessary action to execute and deliver this Agreement; (b) this Agreement constitutes Grantor's legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, moratorium or other similar laws, now or hereafter in effect, relating to the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity; and (c) Grantor owns the Collateral free and clear of any and all Liens or claims of others, except for Permitted Liens (as defined in Section 6.1).

SECTION 6.     COVENANTS

Grantor covenants and agrees with the Secured Parties and the Depositary Bank that, until all the Credits shall have terminated or expired without any pending drawing and the Obligations shall have been paid in full in cash:

6.1   Liens; Further Documentation.  (a) Grantor shall not create or suffer to exist any Lien on the Collateral (other than (i) security interests granted to the Secured Parties, (ii) any security interest of the Depositary Bank in respect of the Account, (iii) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles in the United States as in effect from time to time and (iv) statutory and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted (the Liens described in clauses (i), (ii), (iii) and (iv) are collectively referred to herein as “Permitted Liens”)); (b) at any time, upon the written request of the Secured Parties, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted; and (c) Grantor shall defend any security interest granted to the Secured Parties hereunder against the claims and demands of all Persons (other than the Secured Parties) whomsoever.

6.2   Collateral Maintenance Requirement.  Notwithstanding anything to the contrary contained in any other Account Agreement, Grantor shall ensure that the aggregate market value of the Collateral held in the Account shall at all times be equal to or greater than an amount (such amount, the “Required Collateral Amount”) equal to the product of (a) 100% times (b) the sum at such time of (i) the aggregate undrawn amount of all outstanding Credits (giving effect to any scheduled increases in the amount of each Credit in accordance with its terms and including any pending drawings made prior to expiration of the applicable Credit), plus (ii) the aggregate amount of all unreimbursed drawings under the Credits.  If at any time the aggregate market value of the Collateral held in the Account shall exceed the Required Collateral Amount (such excess, “Excess Collateral”) or if the security interest in the Collateral shall be released in accordance with Section 12.6 hereof, then, reasonably promptly after Grantor’s written request therefor and after Grantor shall have provided to the Secured Parties any evidence thereof reasonably requested by the Secured Parties, the Secured Parties shall direct the Depositary Bank to transfer to Grantor such Excess Collateral or all of the remaining Collateral, as applicable, in accordance with the funds transfer service provisions set forth in the Account Agreements then in effect between Grantor and the Depositary Bank (or, in accordance with such other instructions as the Depositary Bank and Grantor may mutually agree in writing in the absence of any such provisions covering funds transfer services in such Account Agreements); provided, that the Secured Parties shall not be obligated to direct the Depositary Bank to make any such transfer more often than once in any calendar quarter due to there being Excess Collateral solely as a result of interest and/or other amounts being credited to the Account

SECTION 7.     REMEDIAL PROVISIONS

7.1   Certain Remedies.  At any time, at the election of the Secured Parties, if an Event of Default shall have occurred and be continuing, (a) the Secured Parties may direct the Depositary Bank to transfer to them (as directed by the Secured Parties) all or any part of the funds then held in the Account and the Secured Parties may then apply all or any part of the Collateral in payment of the Obligations in the following order: first, to pay unpaid fees and expenses due and owing to such Secured Party; second, for application by such Secured Party towards payment of any matured amounts then due and owing and remaining unpaid in respect of the Obligations; and third, any balance remaining after the outstanding matured Obligations shall have been paid in full in cash and in excess of the Required Collateral Amount shall be paid over to Grantor or to whomsoever may be entitled thereto; and (b) the Secured Parties may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.

7.2   Secured Party’s Appointment as Attorney-in-Fact, etc.  Grantor hereby irrevocably constitutes and appoints each Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement; provided that such Secured Party shall not exercise such rights except during the continuance of an Event of Default.  Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.3   The Secured Parties’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account.  The powers conferred on each Secured Party hereunder are solely to protect such Secured Party’s interests in the Collateral and shall not impose any duty upon either Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.

SECTION 8.     DEPOSITARY BANK ACKNOWLEDGMENT

By executing this Agreement, the Depositary Bank (a) is deemed to have received notice of the security interest created over the Collateral pursuant hereto and the terms set out herein; (b) accepts the instructions and authorization contained herein (including in Section 9 below) and undertakes to act in accordance with and to comply with the terms thereof; and (c) represents, warrants and undertakes to the Secured Parties that:  (i) except for Permitted Liens, no Lien that it is aware of exists on, over or with respect to the Account or any other Collateral or any part thereof; and (ii) except for the claims and interest of the Secured Parties, as secured party, and of Grantor, as customer, in the Account, it has not, as the date hereof, received any notice that any third party has or will have any right or interest whatsoever in, or has made or will be making any claim or demand or take any action whatsoever against or in respect of, the Account or any other Collateral or any part thereof, and if, after the date hereof, it receives any such notice, it shall immediately give written notice thereof to the Secured Parties.

SECTION 9.     INSTRUCTIONS

9.1   Instructions.  Each of Grantor and the Secured Parties irrevocably and unconditionally instructs the Depositary Bank (notwithstanding any previous instructions to the contrary):

(a)           to disclose to any Secured Party, without any reference to or further authority from the other Secured Party or Grantor and without any inquiry by the Depositary Bank as to the justification for such disclosure, such information relating to the Account or other Collateral as such Secured Party may, at any time and from time to time, request the Depositary Bank to disclose to it; and

(b)           to comply with the terms of any written instructions (including any instructions as to the payment of the Collateral) in any way relating or purporting to relate to the Account or the other Collateral which the Depositary Bank may receive at any time and from time to time from the Secured Parties without any reference to or further authority from the Secured Parties or Grantor and without any inquiry by the Depositary Bank as to the justification therefor or the validity thereof; provided that the Secured Parties agrees with Grantor that it shall not give any such instructions to the Depositary Bank unless an Event of Default shall have occurred and be continuing.

9.2           Control.  Without limiting any other means of perfecting the Secured Parties’ security interest in any or all of the Collateral, (a) as to any Collateral now or hereafter held in or credited to the Account in the event the Account constitutes a securities account (as defined in Section 8-501(a) of the New York UCC) as to which the Depositary Bank is the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC), the Depositary Bank will comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or other orders or instructions originated by the Secured Parties without further consent by Grantor, and (b) as to any Collateral now or hereafter held in or credited to the Account in the event the Account constitutes a deposit account (as defined in Section 9-102(a)(29) of the New York UCC) maintained at the Depositary Bank, the Depositary Bank will comply with instructions originated by the Secured Parties directing disposition of the funds in such deposit account without further consent by Grantor.

9.3   No One Else Shall Have Control.  The Depositary Bank represents that it has not agreed, and covenants that it will not agree, with any third party to comply with any orders or instructions concerning the Collateral except with the prior written consent of Grantor and the Secured Parties.

SECTION 10.     SUBORDINATION

The Depositary Bank hereby subordinates any Lien or right of set-off or recoupment it may now or hereafter have on or in respect of the Account or any other Collateral to the Lien of the Secured Parties; provided that this subordination shall not apply to any Lien or right of set-off or recoupment securing obligations to the Depositary Bank arising out of the operation of the Account, including (a) all amounts due to the Depositary Bank in respect of its customary fees and expenses for the maintenance and operation of the Account, and (b) the face amount of any checks which have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds.

SECTION 11.     CERTAIN RIGHTS OF DEPOSITARY BANK

11.1   Exculpations, Etc.  Notwithstanding any provision contained herein to the contrary, neither the Depositary Bank nor any of its officers, directors, employees, affiliates or agents (collectively, the “Other Indemnified Parties”) shall be liable for (x) any action taken or not taken by the Depositary Bank (or the Other Indemnified Parties) at the instruction of any of the Secured Parties, or (y) any action taken or not taken by the Depositary Bank (or the Other Indemnified Parties) under or in connection with this Agreement, except for the Depositary Bank’s (or the Other Indemnified Party’s) own gross negligence or willful misconduct.  Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Depositary Bank and the Other Indemnified Parties:

(a)           shall have no responsibilities, obligations or duties in respect of the subject matter hereof other than those expressly set forth in this Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Depositary Bank; without limiting the foregoing, the Depositary Bank shall have no duty to preserve, exercise or enforce rights in the Collateral (against prior parties or otherwise), to determine whether or not an event of default exists under any agreement between Grantor and the Secured Parties, or to determine whether or not the Secured Parties are entitled to give any orders or instructions with respect to the Collateral;

(b)           may in any instance where the Depositary Bank reasonably determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under the circumstance before it, delay or refrain from taking action unless and until it shall have received appropriate instructions from the Secured Parties or advice from legal counsel (or other appropriate advisor), as the case may be; provided that the Depositary Bank gives prompt written notice to the Secured Parties of such concerns;

(c)           so long as it and they shall have acted (or refrained from acting) in good faith and with the reasonable belief that such action or omission is duly authorized or within the discretion or powers granted to it hereunder, shall not be liable for any error of judgment in any action taken, suffered or omitted, or for any act done or step taken or omitted, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its (or their) part;

(d)           will not be responsible to the Secured Parties or any other Person for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement (provided, however, that the Depositary Bank represents and warrants that the Depositary Bank has the legal capacity and has been duly authorized to enter into this Agreement) or for any statement, warranty or representation made by any other party in connection with this Agreement;

(e)           will not incur any liability by acting or not acting in reliance upon advice of counsel, or upon any notice, consent, certificate, statement, wire instruction, telecopy or other writing reasonably and in good faith believed by it or them to be genuine and signed or sent by the proper party or parties and contemplated herein;

(f)           shall not be required by any provision of this Agreement to expend or risk the Depositary Bank's own funds, or to take any action (including the institution or defense of legal proceedings) which in its or their reasonable judgment may cause it or them to incur or suffer any expense or liability, unless the Depositary Bank shall have been provided with security or indemnity, acceptable to the Depositary Bank, for the payment of the costs, expenses (including reasonable attorneys' fees) and liabilities which may be incurred therein or thereby; and

(g)           shall not be responsible for the title, validity or genuineness of any Collateral in or delivered into the Account.

11.2   Expenses; Indemnity.  Grantor agrees to pay or reimburse the Depositary Bank for all its reasonable costs and expenses incurred in enforcing or preserving any rights under this Agreement and any Account Agreement, including the reasonable and documented fees and disbursements of counsel.  Grantor agrees to pay, and to save the Depositary Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with the Collateral or any of the transactions contemplated by this Agreement.  Grantor agrees to pay, and to save the Depositary Bank and the Other Indemnified harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the fees and disbursements of counsel to the Depositary Bank (collectively, “Depositary Bank Losses”), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, except to the extent such Depositary Bank Losses resulted from the negligence or willful misconduct of the Depositary Bank or the Other Indemnified Parties.  The agreements in this Section shall survive repayment of the Obligations.

11.3   Legal Process.  If any Collateral subject to this Agreement is at any time attached or levied upon, or in case the transfer or delivery of any such Collateral shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Collateral, the Depositary Bank is authorized to comply with any such order in any manner as the Depositary Bank or its legal counsel reasonably deems appropriate and shall give the Secured Parties prompt written notice of such compliance.  If the Depositary Bank complies with any process, order, writ, judgment or decree relating to the Collateral, then the Depositary Bank shall not be liable to the Secured Parties,

Grantor or any other Person even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

11.4   Force Majeure.  The Depositary Bank shall not be responsible for delays or failures in performance resulting from events or conditions beyond its reasonable control so long as the same exist or continue and cannot reasonably be remedied by the Depositary Bank in accordance with normal business practices.  Such events or conditions shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

SECTION 12.      MISCELLANEOUS

12.1   Amendments in Writing.  None of the terms of this Agreement may be waived, terminated or amended, except in a writing signed by the party against whose interest the term is waived, terminated or amended.

12.2   Notices.  All notices to the parties hereunder shall be addressed (a) if to Grantor, to 77 Rios Robles, San Jose, California, 95134, Attention: Dennis Arriolo, (b) if to DBTCA, to 60 Wall Street, 22nd Floor, New York, New York, 10005, Attention: Trade Services, (c) if to DBAGNY, to 60 Wall Street, 22nd Floor, New York, New York, 10005, Attention: Trade Services, and (d) if to the Depositary Bank, to 60 Wall Street, 22nd Floor, New York, New York, 10005, Attention: Trade Services.  Notices hereunder may also be delivered or furnished by other methods of electronic communications such as email; provided that, unless otherwise agreed in writing by the Secured Parties, the Depositary Bank and Grantor, the recipient thereof shall have the option in its sole discretion whether or not to treat it as received and effective under this Agreement.  Each party may change its address for notices hereunder by giving notice in writing of the change to the other party.

12.3   No Waiver by Course of Conduct; Cumulative Remedies.  Forbearance, failure or delay by any party hereto in the exercise of a right or remedy shall not constitute a waiver, nor shall any exercise or partial exercise of any right or remedy preclude any further exercise of that or any other right or remedy.  Any waiver or consent by any party hereto shall be effective only in the specific instance and for the specific purpose for which it is given.  All rights and remedies of the Secured Parties and the Depositary Bank and all obligations of Grantor under or connection with this Agreement and any other documents delivered in connection with this Agreement are cumulative and in addition to those provided or available at equity or under any applicable law.

12.4   Enforcement Expenses; Indemnification.  Grantor agrees to pay or reimburse the Secured Parties for all its reasonable costs and expenses incurred in enforcing or preserving any rights under this Agreement and any Account Agreement, including the reasonable and documented fees and disbursements of counsel to the Secured Parties.  Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with the Collateral or any of the transactions contemplated by this Agreement.  Grantor agrees to pay, and to save the Secured Parties and its officers, directors, employees, affiliates and agents (each, an “Indemnitee”) harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the fees and disbursements of counsel to the Secured Parties (collectively, “Losses”), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, except to the extent such Losses resulted from the negligence or willful misconduct of such Indemnitee.  The agreements in this Section shall survive repayment of the Obligations.

12.5   Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective successors and assigns; provided that Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Parties.

12.6   Release.  The security interest in the Collateral granted to the Secured Parties hereunder shall be released only upon satisfaction of all of the following conditions precedent: (a) each Credit shall have expired without any pending drawing or terminated (or, in the sole discretion of the Secured Parties, each Credit shall have been cash collateralized in a manner satisfactory to the Secured Parties); and (b) all Obligations shall have been fully paid in cash.

12.7   Counterparts.  This Agreement may be executed in any number of separate counterparts, all of which together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

12.8   Severability.  If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

12.9   Governing Law.  This Agreement and the rights and obligations of the parties under or in connection with this Agreement shall be governed by and subject to the laws of the State of New York applicable to contracts made and to be performed in such State (including New York General Obligations Law Section 5-1401) and applicable federal laws of the United States of America.

12.10        Submission To Jurisdiction; Waivers.  Grantor hereby irrevocably and unconditionally: (a) consents and submits to the exclusive jurisdiction of any state or federal court sitting in New York County, in the State of New York, for itself and in respect of any of its property, in any action or proceeding arising under or in connection with this Agreement or any Account Agreement; (b) agrees not to bring any action or proceeding against the Secured Parties or the Depositary Bank that arises under or in connection with this Agreement or any Account Agreement in any court or other forum not described in clause (a) above; (c) waives any objection to venue or any claim of forum non conveniens with respect to any action or proceeding in any court described in clause (a) above; (d) agrees that any service of process may be served upon it by the Secured Parties or the Depositary Bank by mail or hand delivery if sent to the address for notices to Grantor under this Agreement; (e) agrees that nothing in this Agreement shall affect the Secured Parties or the Depositary Bank’s right to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Grantor in any other jurisdiction; and (f) agrees that final judgment against it in any action or proceeding shall be enforceable in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified copy of which shall be conclusive evidence of the judgment.

12.11  Consequential Damages.  Grantor hereby waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover any punitive, exemplary, consequential, indirect or special damages arising under or in connection with this Agreement or any Account Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.11
CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

12.12  WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM, COUNTERCLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY ACCOUNT AGREEMENT, OR ANY DEALINGS WITH ONE ANOTHER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY ACCOUNT AGREEMENT.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

SUNPOWER CORPORATION

By:	/s/ Dennis V. Arriola
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Stephen Freeman
Name: Stephen Freeman
Title: Director

By:	/s/ Tracy Mantone
Name: Tracy Mantone
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, individually, and in its capacity as Depositary Bank

By:	/s/ Alia Lado
Name: Alida Lado
Title: V.P.

By:	/s/ Shirley James
Name: Shirley James
Title: V.P.

Annex A to Security Agreement (MMDA Investment Option)

Bank’s Money Market Deposit Account Agreement

60 Wall Street
New York, NY  10005

We are pleased to provide you with a Deutsche Bank AG New York Branch (the “Depositary Bank”) non-personal Money Market Deposit Account (“MMDA”).  A non-personal MMDA, as defined by Federal Reserve Regulation D, is classified as a savings account.  This account has been designated to bear interest in accordance with the interest calculation formula set forth below.  Interest will be credited on a monthly basis, on the first business day of the following month.

Interest = Collected Balances (end-of-day)  x  Interest Rate / 360 days

The amount of funds to be deposited in the account (the “Deposit Amount”), the time period during which such funds shall remain on deposit in the account (the “Deposit Term”), and the rate of interest applicable to the account (the “Interest Rate”) shall be as separately agreed between you and the Depositary Bank, including through electronic communications via email.  On days of extreme rate or balance volatility, the Depositary Bank may, in its sole discretion, adjust the Interest Rate.

The Depositary Bank is required by law to reserve the right to require seven days written notice of withdrawal prior to making any withdrawals or transfers from an MMDA.  At this time, we do not require any such notice.  Should that policy change, you will be notified.  Additional deposits to your account may be made in any amount and at any time.

There is no limit on transfers from your account to another account you have with us when made by mail, messenger or in person.  There is no limit on withdrawals (payments made directly to you) from your account when made by mail, messenger or in person.  All other transfers of funds from your account are limited to a maximum of six transfers per calendar month, of which only three of these transfers may be made by check.  Such other transfers include pre-authorized or automatic transfers.  Federal regulations require that these transfer limitations be observed.  Monthly statements and written notification of excessive transactions will be made available to you.  If withdrawal limits are exceeded by you after notification, your account balance will be transferred to a transaction account (i.e.  Demand Deposit Account – DDA), which is non-interest bearing.

The account is subject to the Depositary Bank’s terms and conditions as well as the Depositary Bank’s schedule of service charges as in effect from time-to-time.  The account and this Money Market Deposit Agreement is governed by the laws of the State of New York without reference to the principles of conflict of laws.

*           *           *